EXHIBIT 10.2

AMENDMENT 2023-01 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 2023-01 TO EMPLOYMENT AGREEMENT (“Amendment”) is entered into between Steven M. Hatten (“Mr. Hatten”) and Ur-Energy USA Inc. (“Corporation”) this 7th day of April, 2023.

WHEREAS, Mr. Hatten and the Corporation entered into that certain Employment Agreement effective May 17, 2011, as subsequently amended from time to time (“Agreement”) whereby Mr. Hatten agreed to be employed by and the Corporation agreed to employ Mr. Hatten as a Vice President (and as Vice President of Ur-Energy Inc.) in accordance with the Agreement;

WHEREAS, the Corporation wishes to further amend and restate certain sections of the Agreement, to which Mr. Hatten agrees, following his appointment as Chief Operating Officer including changes in his compensation, to reflect such changes in this further amendment to the Agreement;

WHEREAS Ur-Energy Inc. acknowledges its rights and obligations under the Agreement and this Amendment;

NOW, THEREFOR, for mutual consideration as set forth, the parties agree as follows:

1. The parties agree that the provisions of Section 1.01 (1) of the Agreement are amended and restated in their entirety and shall read as follows:

Ur-Energy, through the Corporation, hereby agrees to employ Mr. Hatten to perform the duties and functions of Chief Operating Officer of Ur-Energy, or the substantial equivalent thereof, and as an officer of its Affiliates, from time to time. In each and all of these capacities, Mr. Hatten shall work at the direction of and reporting to the Chief Executive Officer of the Corporation or the subsidiary entity.

2. The parties agree that the provisions of Section 1.03 of the Agreement are amended and restated in their entirety and shall read as follows:

In consideration of the performance of his services and duties as Chief Operating Officer of Ur-Energy, Mr. Hatten will be paid a salary of US$340,000 annually as of the date hereof, less any deductions or withholdings required by law. The parties will review Mr. Hatten’s salary on an annual basis as a part of the annual review of executive compensation and make any adjustments agreed by the parties.

3. The parties agree that all remaining terms and conditions of the Agreement shall remain unchanged and in full force and effect. All capitalized terms used but not otherwise defined herein have the defined meanings given to them in the Agreement.

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IN WITNESS WHEREOF the parties have duly executed this Amendment 2023-01 to Employment Agreement as indicated below.

/s/ Steven M. Hatten
Steven M. Hatten

UR-ENERGY USA INC.

By:	/s/ Roger L. Smith
Roger L. Smith, President

The rights and obligations of this Agreement are acknowledged and agreed by Ur-Energy Inc. and Ur-Energy Inc. agrees to be bound as such rights and obligations apply to Ur-Energy Inc.

UR-ENERGY INC.

By:	/s/ Roger L. Smith
Roger L. Smith, Chief Financial Officer

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